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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements (No. 333-172453 and 333-172452) on Form S-8 for Manhattan Bancorp and Subsidiaries of our report dated March 30, 2011, with respect to the consolidated statements of financial condition of Manhattan Bancorp and Subsidiaries as of December 31, 2010, and the related consolidated statements of operations, total equity and cash flows for the year ended December 31, 2010, appearing in this Annual Report on Form 10-K.

/s/ Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California
March 30, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM